Exhibit (c)(3)
Presentation to the Special Committee of the Board of Directors Regarding: Project ITHACA Private and Confidential September 15, 2009

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Table of Contents I. ITHACA Overview and Financial Performance II. Preliminary Valuation Analysis III. Supplemental Data and Merger Consequences Analysis 3

I. ITHACA Overview and Financial Performance

ITHACA Overview and Financial Performance ITHACA Stock Price Performance: June 14, 2001 - September 4, 2009 $60.00 Since IPO 3-Year YTD High $54.31 $54.31 $54.31 Date 2/12/09 2/12/09 2/12/09 $50.07 Low $11.29 $30.72 $36.47 $50.00 Date 9/21/01 9/6/06 3/16/09 Average $27.98 $39.57 $43.67 CAGR 13.2% 18.0% (4.9%) $40.00 Vol. Weighted Avg. Since IPO Stock Price: $30.78 $30.00 Avg. Stock Price Since IPO: $27.98 $20.00 $10.00 06/14/01 08/17/02 10/20/03 12/22/04 02/24/06 04/29/07 07/01/08 09/04/09 09/03/09 Source: SNL Financial 5

ITHACA Overview and Financial Performance 3-Year Relative Stock Price Performance through September 4, 2009 ITHACA Everest Re TransAtlantic Reinsurance Composite S&P 500 200% 190% % Change CAGR ITHACA 64.2% 18.0% 180% Everest Re Group (10.3%) (3.6%) TransAtlantic Holdings (19.6%) (7.0%) 170% 64.2% Reinsurance Composite 8.0% 2.6% 160% S&P 500 (22.5%) (7.7%) 150% 140% 130% 120% 110% 8.0% 100% 90% (10.3%) (19.6%) 80% (22.5%) 70% 60% 50% 40% 09/01/06 01/01/07 05/03/07 09/02/07 01/02/08 05/03/08 09/02/08 01/02/09 05/04/09 09/03/09 09/04/09 Notes: Reinsurance Composite includes ACGL, AHL, AWH, AXS, ENH, MXGL, PRE and PTP Source: SNL Financial 6

ITHACA Overview and Financial Performance LTM Relative Stock Price Performance through September 4, 2009 ITHACA Everest Re TransAtlantic Reinsurance Composite S&P 500 150% LTM Price Performance ITHACA 29.1% 140% Everest Re Group (16.4%) TransAtlantic Holdings 4.9% 130% 29.1% Reinsurance Composite (1.5%) S&P 500 (17.8%) 120% 110% 4.9% 100% (1.5%) 90% (16.4%) 80% (17.8%) 70% 60% 50% 40% 09/04/08 10/26/08 12/17/08 02/07/09 03/31/09 05/22/09 07/13/09 09/03/09 09/04/09 Notes: Reinsurance Composite includes ACGL, AHL, AWH, AXS, ENH, MXGL, PRE and PTP Source: SNL Financial 7

ITHACA Overview and Financial Performance LTM Trading Activity at Various Prices through September 4, 2009 25% Trading Volume 22.8% Aggregate (000s) 65,581 22.1% Average (000s) 258 VWAP $42.42 20% 15% 13.3% 10.9% 10% 8.6% 5.8% 4.9% 5% 4.2% 3.6% 2.7% 0.7% 0.5% 0% $32 - $34 $34 — $36 $36 — $38 $38 — $40 $40 — $42 $42 — $44 $44 — $46 $46 — $48 $48 — $50 $50 — $52 $52 - $54 >$54 Source: SNL Financial 8

ITHACA Overview and Financial Performance Trading Analysis Since September 4, 2009 Volume Price Weighted Date High Low Close Volume Price ITHACA 09/08/09 $63.10 $61.82 $62.98 2,544,535 $62.37 09/09/09 62.63 62.15 62.40 1,062,235 62.43 09/10/09 62.49 62.01 62.49 1,034,226 62.20 09/11/09 62.36 62.09 62.23 399,556 62.19 09/14/09 62.71 61.93 62.18 304,821 62.13 Average / Total $62.46 5,426,424 $62.27 (1) FOSTERS 09/08/09 $347.64 $338.70 $341.47 102,125 $343.72 09/09/09 343.62 338.44 339.80 62,227 340.77 09/10/09 345.05 336.51 343.85 36,850 342.23 09/11/09 346.75 342.38 343.88 79,372 345.30 09/14/09 370.40 342.69 363.76 242,363 356.83 Average / Total $346.55 522,937 $345.77 Notes: (1) New York Stock Exchange composite trading volume only Source: Bloomberg 9

ITHACA Overview and Financial Performance ITHACA 3-Year Historical Price to Trailing Book Value through September 4, 2009 Price to T railing Book Value 1.60x 3-Year Histor y High (06/19/07) 1.55x Low (03/16/09) 0.80x 1.50x Current 0.97x A ver ages 3-year 1.14x 1.40x 2-year 1.02x 1-year 0.96x 1.30x 1.20x 3-Year Avg. Price / Trailing Book: 1.14x 1.10x 1.00x 0.97x 0.90x 0.80x 0.70x 09/01/06 01/01/07 05/03/07 09/02/07 01/02/08 05/03/08 09/02/08 01/02/09 05/04/09 09/04/09 09/03/09 Notes: Reinsurance Composite includes ACGL, AHL, AWH, AXS, ENH, MXGL, PRE and PTP Source: SNL Financial 10

ITHACA Overview and Financial Performance 3-Year Historical Price to Trailing Book Value through September 4, 2009 ITHACA Everest Re TransAtlantic Reinsurance Composite 1.70x Current 3-Year Avg. ITHACA 0.97x 1.14x Everest Re 0.93x 1.08x 1.50x TransAtlantic Holdings 0.93x 1.22x Reinsurance Composite 0.97x 1.16x 1.30x 1.10x 0.90x 0.70x 0.50x 09/01/06 01/01/07 05/03/07 09/02/07 01/02/08 05/03/08 09/02/08 01/02/09 05/04/09 09/03/09 09/04/09 Notes: Reinsurance Composite includes ACGL, AHL, AWH, AXS, ENH, MXGL, PRE and PTP Source: SNL Financial 11

ITHACA Overview and Financial Performance FOSTERS 3-Year Historical Price to Trailing Book Value through September 4, 2009 3-Year Price to Trailing Book Value 1.60x High (11/29/07) 1.59x Low (09/05/06) 0.74x 1.50x Average 1.14x Current 1.10x 1.40x 1.30x 1.20x 1.10x 3-Year Avg. Price / Trailing Book: 1.14x 1.00x 0.90x 0.80x 0.70x 09/06 12/06 03/07 07/07 10/07 02/08 05/08 09/08 12/08 04/09 07/09 Source: Bloomberg 12

ITHACA Overview and Financial Performance

Growth in Book Value per Share

	Book Value per Share ("BVPS")							% Change BVPS Since		CAGR		
Company	2003	2004	2005	2006	2007	2008	06/30/09	12/03	12/08	1-Year	3-Year	5-Year
ITHACA	**$20.87**	**$24.22**	**$22.31**	**$27.92**	**$36.78**	**$45.37**	**$51.90**	**148.7%**	**14.4%**	**27.8%**	**27.0%**	**21.3%**
Direct Peers												
Everest Re Group Ltd.	56.84	66.09	64.04	78.53	90.43	80.77	91.13	60.3%	12.8%	0.9%	10.6%	10.6%
TransAtlantic Holdings Inc.	36.24	39.30	38.60	44.80	50.56	48.19	53.47	47.5	11.0	3.9	10.1	9.6
Reinsurance Composite												
Arch Capital Group Ltd.	25.52	31.03	33.82	43.97	55.12	51.36	60.76	138.1	18.3	5.7	18.6	21.0
Axis Capital Holdings Ltd.	18.48	21.20	20.23	26.09	32.69	29.08	28.72	55.4	(1.2)	(5.2)	11.6	NA
PartnerRe Ltd.	42.48	50.99	44.57	56.07	67.96	63.95	73.85	73.8	15.5	5.2	16.6	13.6
Allied World Assurance Co. Holdings Ltd.	38.83	41.58	28.20	35.26	42.53	46.05	51.78	33.4	12.4	14.8	NA	NA
Aspen Insurance Holdings Ltd.	18.17	20.79	18.81	21.92	27.08	28.10	30.36	67.1	8.0	4.7	14.4	NA
Endurance Specialty Holdings Ltd.	24.03	27.91	23.17	28.87	35.05	33.06	38.07	58.4	15.2	3.7	16.2	10.9
Platinum Underwriters Holdings Ltd.	24.79	26.30	23.22	28.33	34.04	34.58	37.89	52.8	9.6	8.5	15.0	10.2
Max Capital Group Ltd.	16.88	19.70	20.16	23.06	27.54	22.94	23.53	39.4	2.6	(8.3)	5.1	6.6
Mean								**68.4%**	**11.1%**	**5.3%**	**15.4%**	**13.9%**

Source: FactSet, Company Filings

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ITHACA Overview and Financial Performance ITHACA 3-Year Stock Price Performance Total 09/01/06 09/04/09 % C hange CA GR Stock Price $30.49 $50.07 64.2% 18.0% Prior Quarter Book Value per Share $25.32 $51.90 105.0% 27.0% Price / BVPS 1.20x 0.97x (19.4%) (7.0%) Source: FactSet 14

ITHACA Overview and Financial Performance Analyst Recommendations (1) Price Target Report Full Year Estimates Implied Growth (1) Firm Recommendation Pre-Offer Post-Offer Date 2009 2010 ‘09E — ‘10E RBC Capital Markets Buy $56.00 $60.00 09/08/09 $4.00 $3.60 (10.0%) Keefe Bruyette & Woods Inc. Hold $52.00 $60.00 09/08/09 $3.95 $3.10 (21.5%) Fox-Pitt Kelton Cochran LLC Hold NA NA 08/20/09 $3.95 $3.50 (11.4%) Mean Analyst Estimates $54.00 $60.00 $3.97 $3.40 (14.3%) Median Analyst Estimates $54.00 $60.00 $3.95 $3.50 (14.3%) First Call Mean Estimates $54.00 $60.00 $3.57 $3.05 Consensus Trends $4.00 Estimate 2009 E Op. EPS 2010 E Op. EPS $3.60 Share per $3.20 Earnings $2.80 Operating $2.40 Mean $2.00 03/07 05/07 07/07 09/07 11/07 01/08 03/08 05/08 07/08 09/08 11/08 01/09 03/09 05/09 07/09 09/09 Notes: Mean First Call estimates as of September 14, 2009 (1) Analyst recommendations and operating earnings estimates did not change after the offer announcement on September 4, 2009 Source: FactSet, Bloomberg 15

ITHACA Overview and Financial Performance

Relative Operating Performance

Company	GAAP Combined Ratio 2006	GAAP Combined Ratio 2007	GAAP Combined Ratio 2008	GAAP Combined Ratio YTD 06/30/09	Operating Return on Average Equity (1) 2006	Operating Return on Average Equity (1) 2007	Operating Return on Average Equity (1) 2008	Operating Return on Average Equity (1) YTD 06/30/09
ITHACA	**94.4%**	**95.5%**	**101.2%**	**96.5%**	**21.5%**	**10.4%**	**3.5%**	**10.4%**
Direct Peers								
Everest Re Group Ltd.	89.7%	91.6%	95.6%	88.8%	18.1%	14.4%	10.4%	14.1%
TransAtlantic Holdings Inc.	96.0	95.3	98.5	94.3	15.6	15.3	11.8	14.2
Reinsurance Composite								
Arch Capital Group Ltd.	85.4	84.1	95.0	87.0	24.2	22.3	14.2	17.8
Axis Capital Hldgs Ltd.	77.3	75.3	89.8	83.4	24.4	22.0	8.7	14.8
PartnerRe Ltd.	84.4	80.4	94.1	85.3	19.6	20.4	10.9	15.3
Allied World Assurance Co. Holdings Ltd.	78.8	81.3	84.2	79.3	27.1	19.8	19.4	20.0
Aspen Insurance Holdings Ltd.	82.0	83.0	96.0	86.0	17.1	18.3	5.4	14.7
Endurance Specialty Holdings Ltd.	81.5	79.9	93.5	90.8	24.1	21.7	7.5	17.8
Platinum Underwriters Holdings Ltd.	83.6	81.0	91.9	78.5	19.4	18.6	11.0	18.1
Max Capital Group Ltd.	86.4	88.2	91.9	90.3	17.8	20.7	(10.3)	14.3
Other Reinsurance Companies								
RenaissanceRe Holdings Ltd.	54.7	59.3	79.0	49.4	30.3	21.5	5.9	22.0
Validus Holdings Ltd.	56.7	62.0	92.2	73.5	NA	26.2	8.5	20.7
Montpelier Re Holdings Ltd.	60.3	61.3	91.0	67.6	22.9	17.8	6.2	15.9
Argo Group International Holdings Ltd.	93.9	99.4	100.5	96.0	12.1	7.9	6.2	10.8
Flagstone Reinsurance Holdings Ltd.	47.6	72.8	89.4	74.3	20.6	15.1	(0.9)	21.0
Mean	**77.2%**	**79.7%**	**92.2%**	**81.6%**	**21.0%**	**18.8%**	**7.7%**	**16.7%**
Median	**82.0**	**81.0**	**92.2**	**85.3**	**20.1**	**19.8**	**8.5**	**15.9**

Notes:
(1) Operating income calculated as net income after taxes, less the net income attributable to noncontrolling interest, after-tax realized gains and extraordinary items net of related taxes
Source: SNL Financial, Company Filings

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ITHACA Overview and Financial Performance

Book Value Adjusted for Portfolio Appreciation and Realized Gains

(Dollars in thousands, except per share data)

	As of 9/11/09		As of 6/30/09		Change In	
	Market Value	URA Value	Market Value	URA Value	Market Value	URA Value
Fixed income securities, available for sale:						
United States government, government agencies and authorities	$152.6	$15.7	$146.4	$11.4	$0.0	$4.3
States, municipalities and political subdivisions	2,592.5	350.7	2,450.3	208.4	0.1	142.3
Foreign governments	871.9	57.6	840.4	49.9	0.0	7.7
All other corporate	394.6	78.1	450.4	81.7	(0.1)	(3.6)
Total fixed income securities, available for sale	4,011.7	502.2	3,887.5	351.4	124.2	150.8
Redeemable preferred stock, at fair value	0.1	0.0	0.1	0.0	0.0	0.0
Total common stocks, at fair value	2,141.7	401.2	1,928.8	155.6	0.2	245.6
Total common stocks, at equity	139.7	25.8	139.7	25.8	0.0	0.0
Short-term investments	297.2	(0.0)	546.3	(0.0)	(0.2)	0.0
Sub-Total	$6,590.3	$929.2	$6,502.4	$532.8	$124.1	$396.4
Mark-to-Market on Trading Securities	$544.8	$51.0	$575.4	$24.5	($30.5)	$26.5
Realized Gain/Loss on Disposal (1)						
Bonds	0.0	43.4	0.0	0.0		43.4
Common Stock	0.0	31.1	0.0	0.0		31.1
Short-term and Cash equivalents	0.0	0.0	0.0	0.0		0.0
Total MTM and Realized gains	$544.8	$125.5	$575.4	$24.5	($30.5)	$101.0
Total	**$7,135.2**	**$1,054.7**	**$7,077.8**	**$557.3**	**$93.6**	**$497.4**

Tax (@35%)	$174.1
Change after tax	$323.3
Per share Book Value Change	**$5.53**
6/30/09 Book Value Per Share	**$51.90**
Adj. 9/11/09 Book Value Per Share (2)	**$57.43**

Notes:
(1) For the quarter to date through September 11, 2009
(2) Excludes the operating earnings and share buyback activity for the quarter through September 11, 2009
Source: ITHACA management

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ITHACA Overview and Financial Performance Common Shareholders’ Equity Roll Forward (Dollars and share counts in millions, except per share data) Common Shares Per (1) Outstand ing Share Com m on Shar eholder s ‘ Equity at 6/30/09 $3,061.1 59.0 $51.90 Increase in Unrealized Appreciation in Investments (through September 11th) 257.7 Estimated Net Income Available to Common for the Third Quarter (2) 129.7 Shares Repurchased During Third Quarter (25.1) Estimated Third Quarter Common Dividends (4.3) Es tim ated Com m on Shar eholder s ‘ Equity at 9/30/2009 $3,419.1 58.4 $58.52 Estimated Net Income Available to Common for the Fourth Quarter (3) 71.2 Estimated Fourth Quarter Common Dividends (4.3) Es tim ated Com m on Shar eholder s ‘ Equity at 12/31/2009 $3,485.9 58.4 $59.66 Notes: (1) Includes U.S. restricted shares (2) Includes $10 million of additional pre-tax realized gains for the third quarter in addition to $101 million already realized through September 11, 2009 (3) Includes $30 million of additional pre-tax realized gains for the fourth quarter Source: Company Filings, ITHACA management 18

ITHACA Overview and Financial Performance

Implied Multiples

(Dollars in millions, except per share data)

Price Per Share [1]		Price on 09/04/09 $50.07	Original FOSTERS Letter $60.00	Price on 09/14/09 $62.18	$63.00	$65.00
Premium to Current Price		0.0%	19.8%	24.2%	25.8%	29.8%
Premium to 1-Week Prior of $50.11		(0.1%)	19.7%	24.1%	25.7%	29.7%
Premium to 1-Month Prior of $46.55		7.6%	28.9%	33.6%	35.3%	39.6%
Premium to 52-Week High of $54.31		(7.8%)	10.5%	14.5%	16.0%	19.7%
Premium to 52-Week Low of $31.55		58.7%	90.2%	97.1%	99.7%	106.1%
Value of Common Shares Outstanding [2]		$2,925.4	$3,505.5	$3,632.9	$3,680.8	$3,797.6
Value of Foreign Restricted Shares [3]		10.2	12.3	12.7	12.9	13.3
Value of Outstanding Stock Options [4]		3.3	4.4	4.7	4.7	5.0
Aggregate Equity Value		2,938.9	3,522.2	3,650.3	3,698.4	3,815.9
Total Debt		489.3	489.3	489.3	489.3	489.3
Preferred Stock		77.2	77.2	77.2	77.2	77.2
Total Enterprise Value		$3,505.5	$4,088.8	$4,216.8	$4,265.0	$4,382.4
Value of the Minority Shares		$821.0	$984.2	$1,020.0	$1,033.5	$1,066.4
Stock Price as a Multiple of:						
LTM 6/30/09 Op. EPS	$2.73	18.3x	22.0x	22.8x	23.1x	23.8x
Est. EPS 2009 (Mean Street Est.)	$3.97	12.6x	15.1x	15.7x	15.9x	16.4x
Est. EPS 2009 (Management Op. EPS)	$4.41	11.4x	13.6x	14.1x	14.3x	14.7x
Est. EPS 2009 (Management with Capital Gains)	$5.27	9.5x	11.4x	11.8x	12.0x	12.3x
Est. EPS 2010 (Mean Street Est.)	$3.40	14.7x	17.6x	18.3x	18.5x	19.1x
Est. EPS 2010 (Management Op. EPS)	$4.48	11.2x	13.4x	13.9x	14.1x	14.5x
Est. EPS 2010 (Management with Capital Gains)	$6.36	7.9x	9.4x	9.8x	9.9x	10.2x
6/30/09 Book Value Per Share	$51.90	0.96x	1.16x	1.20x	1.21x	1.25x
Adjusted Book Value Per Share [5]	$57.43	0.87x	1.04x	1.08x	1.10x	1.13x
Management Estimate for 09/30/09 Book Value	$58.52	0.86x	1.03x	1.06x	1.08x	1.11x
Equity Value as a Multiple of:						
Aggregate 6/30/09 Book Value	$3,061.1	0.96x	1.15x	1.19x	1.21x	1.25x

Notes:
(1) Price per share range shown is for illustrative purposes only
(2) Based on 58.425 million common shares and U.S. restricted shares outstanding
(3) Includes 0.204 million foreign restricted shares
(4) Includes options of 0.082 million with an exercise price of $18.00, 0.006 million with and exercise price of $19.65, 0.003 million with an exercise price of $20.90, 0.008 million with an exercise price of $24.74 and 0.010 million with an exercise price of $24.04 million
(5) Reflects pre-tax realized gains of $101 million and unrealized gains of $369 million through September 11, 2009
Source: Company filings, ITHACA management

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SANDLER O'NEILL + PARTNERS, L.P.

ITHACA Overview and Financial Performance Summary of Historical Performance and Management Projections (Dollars in millions, except per share data) Histor ic al Managem ent Pr ojections 2009 2006 2007 2008 1H 2H 2009 2010 2011 2012 Net Premiums Written $2,160.9 $2,089.4 $2,030.8 $938.8 $937.9 $1,876.7 $1,996.7 $2,125.4 $2,263.4 % Growth (6.1%) (3.3%) (2.8%) (7.6%) 6.4% 6.4% 6.5% Combined Ratio 94.4% 95.5% 101.2% 96.5% 96.6% 96.5% 96.3% 95.9% 95.7% Diluted EPS $6.93 $8.23 $8.50 $2.04 $3.22 $5.27 $6.36 $6.69 $7.00 Diluted Operating EPS 3.73 3.32 1.46 2.38 1.86 4.41 4.48 4.75 5.01 Return on Average Equity 28.5% 25.8% 20.5% 8.5% 11.7% 10.2% 10.4% 9.9% 9.4% Operating Return on Average Equity 21.5% 10.4% 3.5% 10.4% 6.7% 8.5% 7.3% 7.0% 6.7% Book Value Per Share $27.92 $36.78 $45.37 $51.90 $58.39 $58.39 $64.49 $71.21 $78.25 Pre-tax Realized Gains $189.1 $539.1 $692.3 ($44.2) $123.1 $78.9 $170.0 $175.0 $180.0 Notes: Data presented does not reflect the increase in book value of $1.27 per share from September 4, 2009 to September 11, 2009 Source: Company Filings, ITHACA management 20

II. Preliminary Valuation Analysis

Preliminary Valuation Analysis

Selected Market Statistics for Comparable Publicly-Traded Companies

(Dollar values in millions, except per share data)

Company	09/14/09 Price	% Change Since 09/4/09	52 wk Price High	52 wk Price Low	Mkt. Cap.	Price / EPS LTM	Price / EPS 2009 E [1]	Price / EPS 2010 E [1]	2009 E ROE [2]	Price / Tangible BVPS	Price / BVPS	Dividend Yield
ITHACA [3]	**$62.18**	**24.19%**	**$63.10**	**$31.55**	**$3,636.1**	**22.8x**	**15.7x**	**18.3x**	**8.7%**	**1.22x**	**1.20x**	**0.48%**
Based on 09/04/09 Closing Price	**$50.07**		**$54.31**	**$31.55**	**$2,927.9**	**18.3x**	**12.6x**	**14.7x**	**8.7%**	**0.98x**	**0.96x**	**0.60%**
Direct Peers												
Everest Re Group Ltd.	$85.15	0.40%	$95.00	$54.77	$5,181.7	10.0	7.8x	7.4x	11.9%	0.93x	0.93x	2.27%
TransAtlantic Holdings Inc.	50.21	1.43	70.62	26.16	3,332.7	8.8	7.6	7.5	11.8	1.01	0.94	1.60
					Mean	9.4x	7.7x	7.4x	11.9%	0.97x	0.94x	1.93%
					Median	9.4	7.7	7.4	11.9	0.97	0.94	1.93
Reinsurance Composite												
Arch Capital Group Ltd.	63.96	(1.83)	80.47	44.68	4,285.3	10.8	6.8	6.9	15.8	1.06	1.05	0.00
Axis Capital Hldgs Ltd.	30.08	0.60	36.00	17.27	4,282.5	11.4	7.1	6.8	11.8	0.86	0.84	2.70
PartnerRe Ltd.	74.30	1.73	76.96	47.70	4,321.8	7.1	7.1	7.7	14.2	1.13	1.01	2.55
Allied World Assurance Co. Holdings Ltd	46.00	(1.08)	46.99	21.00	2,279.9	5.8	5.5	6.1	15.9	0.95	0.83	1.56
Aspen Insurance Holdings Ltd.	26.65	2.46	32.42	13.53	2,213.0	15.7	6.7	7.1	13.9	0.85	0.84	2.26
Endurance Specialty Holdings Ltd.	34.46	(0.12)	36.00	19.32	1,967.7	9.5	5.8	6.5	14.8	0.94	0.86	2.87
Platinum Underwriters Holdings Ltd.	34.60	(0.26)	38.76	21.38	1,722.3	11.3	6.4	6.7	13.4	0.88	0.88	0.92
Max Capital Group Ltd.	21.46	5.51	31.00	9.56	1,214.3	NM	7.4	6.7	11.9	0.89	0.89	1.87
					Mean	10.2x	6.6x	6.8x	14.0%	0.95x	0.90x	1.84%
					Median	10.8	6.8	6.8	14.0	0.92	0.87	2.07
					Overall Mean	10.1x	6.8x	6.9x	13.5%	0.95x	0.91x	1.86%
					Overall Median	10.0	6.9	6.9	13.7	0.94	0.89	2.07

Notes:
(1) Mean First Call estimates as of September 14, 2009
(2) Based on estimated 2009 operating earnings per share divided by June 30, 2009 book value excluding AOCI
(3) ITHACA 2009 and 2010 estimates calculated as the arithmetic mean of the three Street estimates
Source: FactSet, Bloomberg

22

SANDLER O'NEILL + PARTNERS, L.P.

Preliminary Valuation Analysis

Imputed Valuation Based Selected Publicly-Traded Companies

		Trading Multiples		Imputed Valuation		With 25% Premium	
	ITHACA	Mean	Median	Mean	Median	Mean	Median
Direct Peers							
6/30/09 Book Value per Share	$51.90	0.94x	0.94x	$48.61	$48.61	$60.77	$60.77
Est. EPS 2009 (Mean Street Est.)	$3.97	7.7x	7.7x	$30.72	$30.72	$38.41	$38.41
Est. EPS 2009 (Management Op. EPS)	$4.41	7.7x	7.7x	$34.16	$34.16	$42.70	$42.70
Est. EPS 2009 (Management with Capital Gains)	$5.27	7.7x	7.7x	$40.82	$40.82	$51.03	$51.03
Est. EPS 2010 (Mean Street Est.)	$3.40	7.4x	7.4x	$25.29	$25.29	$31.61	$31.61
Est. EPS 2010 (Management Op. EPS)	$4.48	7.4x	7.4x	$33.32	$33.32	$41.65	$41.65
Est. EPS 2010 (Management with Capital Gains)	$6.36	7.4x	7.4x	$47.30	$47.30	$59.13	$59.13
Reinsurance Composite							
6/30/09 Book Value per Share	$51.90	0.90x	0.87x	$46.86	$45.30	$58.57	$56.63
Est. EPS 2009 (Mean Street Est.)	$3.97	6.6x	6.8x	$26.17	$26.80	$32.71	$33.50
Est. EPS 2009 (Management Op. EPS)	$4.41	6.6x	6.8x	$29.09	$29.80	$36.37	$37.25
Est. EPS 2009 (Management with Capital Gains)	$5.27	6.6x	6.8x	$34.77	$35.61	$43.46	$44.51
Est. EPS 2010 (Mean Street Est.)	$3.40	6.8x	6.8x	$23.18	$23.04	$28.98	$28.80
Est. EPS 2010 (Management Op. EPS)	$4.48	6.8x	6.8x	$30.54	$30.36	$38.18	$37.95
Est. EPS 2010 (Management with Capital Gains)	$6.36	6.8x	6.8x	$43.36	$43.10	$54.20	$53.88

23

SANDLER O'NEILL + PARTNERS, L.P.

Preliminary Valuation Analysis

Earnings Estimates for Comparable Publicly-Traded Companies

Company	09/14/09 Price	Analyst Coverage	YTD Operating EPS	Implied 2H 2009 Op. EPS	Consensus Est. Operating EPS [1] 2009	Consensus Est. Operating EPS [1] 2010	Consensus Est. Operating EPS [1] 2011	Percentage Change 2008 - 2009	Percentage Change 2009 - 2010	Percentage Change 2010 - 2011	2008 - 2011 CAGR
ITHACA [2]	**$62.18**	**3**	**$2.38**	**$1.59**	**$3.97**	**$3.40**	**NA**	**172.1%**	**(14.3%)**	**NA**	**NA**
Based on Mean First Call Estimates			**$2.38**	**$1.19**	**$3.57**	**$3.05**	**NA**	**144.9%**	**(14.6%)**	**NA**	**NA**
Direct Peers											
Everest Re Group Ltd.	$85.15	10	$5.91	$4.94	$10.85	$11.52	$12.16	18.9%	6.2%	5.6%	10.0%
TransAtlantic Holdings Inc.	50.21	4	3.55	3.02	6.57	6.71	6.85	13.8	2.1	2.1	5.9
Reinsurance Composite											
Arch Capital Group Ltd.	63.96	13	5.31	4.10	9.40	9.29	9.36	13.4	(1.2)	0.7	4.1
Axis Capital Hldgs Ltd.	30.08	11	2.26	2.00	4.27	4.40	4.81	51.9	3.2	9.4	19.7
PartnerRe Ltd.	74.30	13	5.84	4.56	10.40	9.65	9.30	23.3	(7.2)	(3.7)	3.3
Allied World Assurance Co. Holdings Ltd.	46.00	6	4.89	3.48	8.37	7.54	7.27	(6.0)	(9.9)	(3.6)	(6.5)
Aspen Insurance Holdings Ltd.	26.65	5	2.48	1.49	3.97	3.77	4.53	124.1	(5.1)	20.1	36.7
Endurance Specialty Holdings Ltd.	34.46	8	3.51	2.38	5.89	5.29	5.67	84.7	(10.3)	7.3	21.1
Platinum Underwriters Holdings Ltd.	34.60	7	3.10	2.34	5.44	5.15	5.09	48.1	(5.4)	(1.2)	11.4
Max Capital Group Ltd.	21.46	5	1.65	1.26	2.91	3.20	4.18	NM	9.7	30.6	NM
Other Reinsurance Companies											
RenaissanceRe Holdings Ltd.	55.72	9	5.70	2.74	8.44	7.91	8.21	173.3	(6.2)	3.8	38.5
Validus Holdings Ltd.	25.03	7	2.67	2.14	4.81	4.97	5.15	116.9	3.4	3.6	32.4
Montpelier Re Holdings Ltd.	15.94	5	1.35	0.94	2.29	2.32	2.50	108.9	1.5	7.8	31.7
Argo Group International Holdings Ltd.	35.92	6	2.44	1.97	4.41	4.71	4.78	58.2	6.7	1.5	19.7
Flagstone Reinsurance Holdings Ltd.	10.50	4	1.21	0.68	1.90	2.23	3.05	NM	17.8	36.6	NM
Mean		8						63.8%	0.4%	8.0%	17.5%
Median		7						51.9	1.5	3.8	19.7

Notes:
(1) Mean First Call estimates as of September 14, 2009
(2) ITHACA 2009 and 2010 estimates calculated as the arithmetic mean of the three Street estimates
Source: FactSet

24

SANDLER O'NEILL + PARTNERS, L.P.

Preliminary Valuation Analysis After-Market Performance of Selected Reinsurance Initial Public Offerings Since 1996 (Dollar values in millions, except per share data) IPO Price/ 0 9 /0 4/0 9 Price / IPO IPO 0 9 /0 4/0 9 CAGR Pro Forma T angib le Date Issuer Ticker Price Price Since IPO Tangible Book BVPS BVPS 07/24/07 Validus Holdings Ltd. VR $22.00 $24.10 4.40% 1.04x 0.91x 0.85x 05/24/07 Greenlight Capital Re, Ltd. GLRE 19.00 18.50 (1.16) 1.30 1.11 1.11 03/30/07 Flagstone Reinsurance Holdings Ltd. FSR 13.50 10.56 (9.59) 1.12 0.86 0.82 07/11/06 Allied World Assurance Co. Holdings Ltd. AWH 34.00 46.50 10.44 1.15 0.96 0.84 12/03/03 Aspen Insurance Holdings Ltd. AHL 22.50 26.01 2.55 1.27 0.83 0.82 07/01/03 Axis Capital Hldgs Ltd. AXS 22.00 29.90 5.09 1.44 0.86 0.84 02/27/03 Endurance Specialty Holdings Ltd. ENH 23.00 34.50 6.41 1.05 0.95 0.86 10/28/02 Platinum Underwriters Holdings Ltd. PTP 22.50 34.69 6.52 1.06 0.88 0.88 10/09/02 Montpelier Re Holdings Ltd. MRH 20.00 16.04 (3.14) 1.13 0.87 0.87 08/13/01 Max Capital Group Ltd. MXGL 16.00 20.34 3.02 1.10 0.84 0.84 03/07/96 IPC Holdings Ltd. IPCR 22.00 30.74 2.51 1.51 0.86 0.86 Mean 2 .4 5% 1 .16 x 0 .9 1x 0.8 7 x Median 3 .7 1 1 .12 0 .8 8 0.8 5 06 /1 3/01 IT HACA OR H $ 18 .0 0 $5 0.0 7 13 .2 3% 1 .32 x 0 .9 8x 0.9 7 x Source: FactSet, Company Filings 25

Preliminary Valuation Analysis

Selected Publicly-Traded Comparable P&C Acquisitions

(Dollar values in millions, except per share data)

Annoc. Date	Acquiror	Target	Consideration	Deal Price	Equity Value	Enterprise Value	GAAP Price/ LTM Net Op Inc	GAAP Price/ Est. EPS (1)	GAAP Book Value
07/09/09	Validus Holdings, Ltd.	IPC Holdings, Ltd.	25% Cash / 75% Stock	$29.48	$1,665.1	$1,665.1	11.0x	7.1	0.90x
07/04/09	PartnerRe Ltd.	Paris Re Holdings Limited	Stock	19.38	2,010.0	2,010.0	9.3	8.3	0.98
06/22/09	Tower Group	Specialty Underwriters' Alliance	Stock	6.72	108.0	108.0	19.5	26.9	0.78
07/23/08	Tokio Marine Holdings	Philadelphia Consolidated Holdings	Cash	61.50	4,722.3	4,722.3	15.9	16.5	2.96
06/30/08	Allied World Assurance	Darwin Professional Underwriters	Cash	32.00	552.1	557.1	13.2	12.7	2.05
04/23/08	Liberty Mutual	Safeco Corp.	Cash	68.25	6,182.0	6,886.0	10.1	11.6	1.82
03/13/08	Pallisades Safety and Insurance	National Atlantic	Cash	6.25	72.7	72.7	NM	6.9	0.50
02/20/08	Meadowbrook	ProCentury	50% Cash / 50% Stock	20.00	273.4	303.1	11.4	11.4	1.70
01/11/08	Employers Holdings	AmCOMP	Cash	12.50	195.6	232.5	10.9	11.5	1.26
01/03/08	QBE Insurance Group	North Pointe Insurance	Cash	16.00	146.0	202.5	23.0	17.8	1.55
10/31/07	MAPFRE	Commerce Group	Cash	36.70	2,250.3	2,549.1	10.9	13.0	1.68
10/17/07	Munich Re	Midland Co.	Cash	65.00	1,324.7	1,422.9	16.7	16.0	2.16
10/16/07	The Doctors Company	SCPIE	Cash	28.00	293.1	293.1	19.8	NA	1.37
09/21/07	Rockhill	RTW	Cash	12.45	67.6	67.6	29.8	NA	1.29
06/25/07	The Hanover Insurance Group	Professionals Direct, Inc.	Cash	69.61	23.2	29.5	16.8	NA	1.81
06/11/07	DE Shaw	James River	Cash	34.50	573.2	631.5	15.0	13.6	2.57
05/07/07	Liberty Mutual	Ohio Casualty	Cash	44.00	2,745.8	2,945.3	13.4	15.0	1.72
03/01/07	Zurich Financial Services	Bristol West	Cash	22.50	701.6	801.6	16.7	15.2	1.97
12/04/06	Elara Holdings	Direct General	Cash	21.25	433.7	630.0	14.3	14.3	1.67
11/01/06	American European Group	Merchants Group	Cash	33.00	70.8	70.8	12.5	NA	0.89
08/04/06	Delek Group	Republic Companies	Cash	20.40	294.5	346.0	14.7	11.2	1.79
02/28/05	ProAssurance Corporation	NCRIC Group, Inc.	Stock	10.10	70.1	85.1	NM	11.9	0.97
10/14/04	United National Group	Penn-America Group (2)	36% Cash / 64% Stock	15.38	218.8	248.8	11.7	14.4	1.63
						Mean	15.1x	13.4x	1.57x
						Median	14.3	13.0	1.67

Notes:
(1) Mean consensus estimates for the full year period for the year of announcement, as reported on the day prior to announcement
(2) Two-tier consideration paid by United National: $15.375 per each public share outstanding plus $13.39 per share for 4.8 million shares held by Penn Independent Corporation, a privately owned insurance broker.
Source: SNL Financial, A.M. Best, Highline Data, Company Filings

26
SANDLER O'NEILL + PARTNERS, L.P.

Preliminary Valuation Analysis

Market Premiums Paid on P&C Transactions

(Dollar values in millions, except per share data)

Annoc. Date	Acquiror	Target	Deal Price	Equity Value	Market Premium 1-Day	Market Premium 30-Day
07/09/09	Validus Holdings, Ltd. [1]	IPC Holdings, Ltd.	$29.48	$1,649.5	16.0%	7.6%
07/04/09	PartnerRe Ltd.	Paris Re Holdings Limited	19.38	1,562.4	57.6	56.7
06/22/09	Tower Group	Specialty Underwriters' Alliance	6.72	108.0	69.7	91.5
07/23/08	Tokio Marine Holdings	Philadelphia Consolidated Holdings	61.50	4,722.3	73.0	77.1
06/30/08	Allied World Assurance	Darwin Professional Underwriters	32.00	552.1	6.0	12.5
04/23/08	Liberty Mutual	Safeco Corp.	68.25	6,139.1	50.9	54.9
03/13/08	Pallisades Safety and Insurance	National Atlantic	6.25	69.7	14.5	13.0
02/20/08	Meadowbrook	ProCentury	20.00	273.4	30.0	37.4
01/11/08	Employers Holdings	AmCOMP	12.50	195.6	42.9	27.6
01/03/08	QBE Insurance Group	North Pointe Insurance	16.00	146.0	51.2	51.2
10/31/07	MAPFRE	Commerce Group	36.70	2,250.3	17.9	24.5
10/17/07	Munich Re	Midland Co.	65.00	1,324.7	13.5	20.0
10/16/07	The Doctors Company	SCPIE	28.00	293.1	26.8	37.9
09/21/07	Rockhill	RTW	12.45	67.6	50.9	69.2
06/25/07	The Hanover Insurance Group	Professionals Direct, Inc.	69.61	23.2	55.0	82.0
06/11/07	DE Shaw	James River	34.50	573.2	(1.9)	0.4
05/07/07	Liberty Mutual	Ohio Casualty	44.00	2,745.8	32.1	43.9
03/01/07	Zurich Financial Services	Bristol West	22.50	701.6	38.5	34.1
12/04/06	Elara Holdings	Direct General	21.25	433.7	30.8	42.0
11/01/06	American European Group	Merchants Group	33.00	70.8	8.6	10.0
08/04/06	Delek Group	Republic Companies	20.40	294.5	34.0	16.5
02/28/05	ProAssurance Corporation	NCRIC Group, Inc.	10.10	69.6	(7.9)	(8.0)
10/14/04	United National Group	Penn-America Group	15.38	218.8	24.3	13.9
				Mean	31.2%	35.1%
				Median	30.8	34.1

Notes:
(1) Market premiums based on initial announcement of Max Capital Group and IPC Holdings merger on March 2, 2009
Source: SNL Financial, FactSet, Company Filings

27

SANDLER O'NEILL + PARTNERS, L.P.

Preliminary Valuation Analysis Imputed Valuation Based on Comparable P&C Acquisitions (Dollar values in millions, except per share data) Tr ansac tion Im puted Multiples Valuation ITHA C A Mean Median Mean Median GAAP Multiples LTM Net Operating Income $2.73 15.1x 14.3x $41.14 $39.09 Est. EPS 2009 (Mean Street Est.) $3.97 13.4x 13.0x $53.27 $51.44 Est. EPS 2009 (Management Op. EPS) $4.41 13.4x 13.0x $59.22 $57.19 Est. EPS 2009 (Management with Capital Gains) $5.27 13.4x 13.0x $70.77 $68.34 Book Value $51.90 1.57x 1.67x $81.24 $86.44 Market Premiums 1-Day Prior $50.07 31.2% 30.8% $65.71 $65.48 30-Day Prior $46.55 35.1% 34.1% $62.91 $62.42 28

Preliminary Valuation Analysis Selected Financial Services Acquisitions Since 2006 (1) (Dollar values in millions, except per share data) Annoc. Deal Market Premium Da te Acquiror Seller Industry Consid eration Va lue 1 -Day 30 -Day 01/08/09 TD Ameritrade Holding Corp. thinkorswim Group Inc. Broker/Dealer Cash 32%/ 68% Stock $581.2 41.8% 45.6% 10/13/08 Banco Santander S.A. Sovereign Bancorp Inc. Bank Common Stock 1,909.9 (61.2) 16.9 08/18/08 Mitsubishi UFJ Finl Grp Inc UnionBanCal Corp. Bank Cash 3,808.1 61.5 12.3 03/17/08 CME Group Inc NYMEX Holdings Inc. Broker/Dealer Cash 44%/ 56% Stock 9,467.1 0.0 3.4 01/11/08 Bank of America Corp. Countrywide Financial Corp. Bank Common Stock 4,145.3 (36.8) 39.9 10/02/07 Toronto-Dominion Bank Commerce Bancorp Inc. Bank Cash 27%/ 73% Stock 9,157.3 15.4 9.3 09/05/07 Royal Bank of Canada Alabama National BanCorp. Bank Cash 51%/ 49% Stock 1,670.3 58.0 51.6 08/15/07 Fifth Third Bancorp First Charter Corp. Bank Cash 30%/ 70% Stock 1,088.6 57.4 55.9 07/26/07 KeyCorp U.S.B. Holding Co. Bank Cash 46%/ 54% Stock 586.3 32.0 55.0 07/19/07 PNC Financial Services Group Sterling Financial Corp. Bank Cash 42%/ 58% Stock 559.9 84.4 76.6 07/18/07 M&T Bank Corp. Partners Trust Financial Bank Cash 51%/ 49% Stock 555.8 15.1 24.4 07/08/07 Marshall & Ilsley Corp. First Indiana Corp. Bank Cash 540.1 53.5 44.3 06/26/07 People’s United Financial Inc. Chittenden Corp. Thrift Cash 58%/ 42% Stock 1,753.2 26.9 31.5 06/19/07 Madison Dearborn Partners LLC Nuveen Investments Asset Manager Cash 5,759.7 20.3 19.1 05/30/07 Wachovia Corp. A.G. Edwards Inc. Bank Cash 42%/ 58% Stock 6,936.3 23.4 18.2 05/04/07 Wells Fargo & Co. Greater Bay Bancorp Bank Common Stock 1,476.9 7.1 7.7 04/30/07 Deutsche Boerse AG ISE Holdings, Inc. Broker/Dealer Cash 2,777.6 38.3 45.9 04/30/07 National City Corp. MAF Bancorp Inc. Bank Common Stock 1,918.4 35.5 35.7 04/30/07 Susquehanna Bancshares Inc. Community Banks Inc. Bank Cash 14%/ 86% Stock 851.8 41.5 35.5 04/20/07 Fortress Invt Grp Interpool Inc. Asset Manager Cash 807.2 10.5 6.9 02/04/07 State Street Corp. Investors Financial Services Bank Cash 4%/ 96% Stock 4,493.6 52.3 38.9 01/29/07 Merrill Lynch & Co. First Republic Bank Broker/Dealer Cash 50%/ 50% Stock 1,784.3 40.7 42.8 01/09/07 Wells Fargo & Co. Placer Sierra Bancshares Bank Common Stock 644.7 18.0 19.4 12/20/06 Huntington Bancshares Inc. Sky Financial Group Inc. Bank Cash 11%/ 89% Stock 3,592.1 20.0 24.5 11/19/06 Toronto-Dominion Bank TD Banknorth Inc. Bank Cash 3,200.6 7.8 6.5 11/01/06 Rabobank Nederland Mid-State Bancshares Bank Cash 850.4 35.2 21.2 10/08/06 PNC Financial Services Group Mercantile Bankshares Corp. Bank Cash 36%/ 64% Stock 6,027.1 28.5 27.8 08/08/06 Morgan Stanley Saxon Capital Inc. Broker/Dealer Cash 706.1 25.2 23.9 07/26/06 National City Corp. Fidelity Bankshares Inc. Bank Cash 51%/ 49% Stock 1,038.4 25.9 13.5 07/10/06 National City Corp. Harbor Florida Bancshares Inc. Bank Common Stock 1,104.1 23.5 20.8 06/26/06 Citizens Banking Corp. Republic Bancorp Inc. Bank Cash 15%/ 85% Stock 1,033.5 24.4 29.0 06/12/06 Banco Bilbao Vizcaya Argent SA Texas Regional Bancshares Inc. Bank Cash 2,164.6 38.9 14.1 04/23/06 Washington Mutual Inc. Commercial Capital Bancorp Thrift Cash 993.2 10.0 13.6 Mean 2 6.5% 28 .2 % Med ia n 2 5.9 24 .4 Notes: (1) Includes bank, thrift, asset manager, broker / dealer and specialty finance transactions with announced deal value between $500 million and $10 billion since January 1, 2006; excludes the distressed PNC Financial / National City and JPMorgan / Bear Stearns transactions Source: SNL Financial, FactSet, Company Filings 29

Preliminary Valuation Analysis Imputed Valuation Based on Financial Services Acquisitions Since 2006 (Dollar values in millions, except per share data) Tr ans action Im puted Multiples Valuation ITHA CA Mean Median Mean Median Market Premiums 1-Day Prior $50.07 26.5% 25.9% $63.35 $63.02 30-Day Prior $46.55 28.2% 24.4% $59.69 $57.90 Source: SNL Financial 30

Preliminary Valuation Analysis

Selected Insurance Minority Buy-In Acquisitions [1]

(Dollar values in millions, except per share data)

Annoc. Date	Acquiror	Target	% Ownership Pre-Deal	% Ownership Post-Deal	Deal Value	Initial Offer Price	Initial Offer Date	Deal Price	Merger Agreement Date	% Change from Initial Offer	% Premium to Initial Offer 1-Day	% Premium to Initial Offer 30-Day
12/01/2008	Fairfax Financial Holdings	Northbridge Financial Corp.	63.1%	100.0%	668.0	$36.00	11/13/08	$39.00	12/01/08	8.3%	28.9%	37.0%
03/10/2008	Nationwide Mutual Insurance Co	Nationwide Financial Services	66.5	100.0	2,478.9	47.20	03/07/08	52.25	08/06/08	10.7	38.0	18.9
07/17/2007	Alfa Mutual	Alfa Corp	54.1	100.0	856.4	17.60	07/17/07	22.00	11/04/07	25.0	44.7	29.8
02/22/2007	American Financial Group Inc	Great American Financial	81.0	100.0	235.6	23.50	02/22/07	24.50	05/17/07	4.3	13.2	11.8
01/24/2007	AIG	21st Century Insurance Co	60.7	100.0	811.1	19.75	01/24/07	22.00	05/15/07	11.4	32.6	24.9
03/21/2006	Erie Indemnity Co [2]	Erie Family Life Insurance	75.1	100.0	75.2	32.00	03/21/06	32.00	03/21/06	0.0	17.2	13.3
03/18/2002	ProAssurance Corp	Meemic Holdings Inc	84.0	100.0	35.4	28.00	03/15/02	29.00	07/09/02	3.6	11.5	36.1
08/30/2000	AXA-UAP SA [3]	AXA Financial Inc	60.1	100.0	11,189.0	53.50	08/30/00	54.63	10/17/00	1.1	4.2	29.9
03/27/2000	Hartford Fin Svcs Group Inc	Hartford Life	81.5	100.0	1,304.1	44.00	03/27/00	50.50	05/18/00	14.8	18.6	42.7
03/21/2000	Citigroup Inc	Travelers Property Casualty	85.0	100.0	2,396.6	41.50	03/21/00	41.95	03/22/00	1.1	24.5	35.1
01/19/2000	Metropolitan Life Insurance Co	Conning Corp	60.4	100.0	95.4	10.50	01/14/00	12.50	03/09/00	19.0	30.7	48.1
		Mean	73.5%	100.0%						11.4%	21.4%	26.4%
		Median	75.1	100.0						9.5	18.6	29.8

Notes:
(1) Includes U.S. cash minority buy-in transactions
(2) Includes ownership held by Erie Insurance Exchange
(3) Consideration comprised of 35% stock and 65% cash
Source: Company Filings

31

SANDLER O'NEILL + PARTNERS, L.P.

Preliminary Valuation Analysis

Other Selected Minority Buy-In Acquisitions (1)

(Dollar values in millions, except per share data)

			% Ownership		Deal	Initial	Initial		Merger	% Change from	% Premium to Initial Offer	
Annoc. Date	Acquiror	Target	Pre-Deal	Post-Deal	Value ($mm)	Offer Price	Offer Date	Deal Price	Agreement Date	Initial Offer	1-Day	30-Day
08/12/2008	Bank of Tokyo-Mitsubishi UFJ	UnionBanCal Corp.	65.4%	100.0%	$3,662.2	$63.00	08/12/08	$73.50	08/18/08	16.7%	26.3%	85.6%
10/23/2007	Investor Group (Poole/Perry)	Waste Industries USA Inc.	51.0	100.0	376.2	36.75	10/22/07	38.00	12/17/07	3.4	33.5	32.8
07/12/2007	LVB Acquisition LLC (2)	Biomet Inc.	84.7	100.0	1,988.8	38.00	07/06/06	46.00	12/18/06	21.1	47.6	32.0
11/20/2006	Toronto-Dominion Bank	TD Banknorth Inc	59.8	100.0	3,188.5	32.00	08/02/06	32.33	10/20/06	1.0	6.1	7.2
10/09/2006	VNU NV	NetRatings Inc.	60.5	100.0	328.5	16.00	10/06/06	21.00	02/05/07	31.3	44.1	41.6
09/01/2005	IYG Holding Co.	7-Eleven Inc.	75.5	100.0	1,283.7	32.50	09/01/05	37.50	10/19/05	15.4	32.3	10.8
02/21/2005	Novartis AG	Eon labs Inc.	67.5	100.0	831.2	25.00	02/04/05	31.00	02/20/05	24.0	25.0	19.1
03/19/2003	E. I. du Pont de Nemours (EID)	DuPont Canada Inc.	76.0	100.0	315.8	20.50	02/26/03	21.00	03/19/03	2.4	12.4	(1.9)
02/19/2002	Sabre Holdings Corp.	Travelocity.com Inc.	70.0	100.0	490.9	23.00	02/19/02	28.00	03/05/02	21.7	8.1	2.0
10/10/2001	Toronto-Dominion Bank	TD Waterhouse Group Inc.	80.0	100.0	386.0	9.00	10/10/01	9.50	10/30/01	5.6	45.2	32.9
05/23/2001	Electronic Data Systems Corp.	Unigraphics Solutions Inc.	86.0	100.0	173.1	27.00	05/23/01	32.50	08/02/01	20.4	52.9	81.7
05/07/2001	BNP Paribas SA	BancWest Corp.	58.4	100.0	2,491.0	32.00	05/04/01	35.00	05/08/01	9.4	40.1	0.0
02/15/2001	Westfield America Trust	Westfield America Inc.	77.5	100.0	221.3	15.75	02/12/01	16.25	04/14/01	3.2	14.7	12.6
10/27/2000	Enron Corp.	Azurix Corp.	66.0	100.0	329.8	7.00	10/27/00	8.38	12/15/00	19.6	131.5	88.7
09/21/2000	Ford Motor Co.	Hertz Corp.	81.5	100.0	707.6	35.50	02/02/01	35.50	01/16/01	0.0	0.6	4.0
07/24/2000	Phoenix Home Life Mutual	Phoenix Investment Partners	58.0	100.0	433.9	12.50	07/24/00	15.75	09/11/00	26.0	45.7	59.5
03/17/2000	BP Amoco PLC	Vastar Resources Inc.	81.8	100.0	1,602.7	71.00	03/16/00	83.00	05/24/00	16.9	31.5	59.0
03/14/2000	Alcoa Inc. (3)	Howmet International Inc.	84.7	100.0	367.5	20.00	04/13/00	21.00	06/19/00	5.0	1.2	13.1
		Mean	**74.0%**	**100.0%**						**12.6%**	**31.8%**	**27.6%**
		Median	**72.8**	**100.0**						**12.4**	**31.9**	**16.1**

Notes:
(1) Includes U.S. cash minority buy-out transactions with a transaction value between $250 million and $4 billion and where initial ownership was between 51% and 85%
(2) Merger agreement was further amended on 06/07/07
(3) Merger date labeled as date of expiration of tender offer; offer fully completed
Source: Company Filings

32

SANDLER O'NEILL + PARTNERS, L.P.

Preliminary Valuation Analysis Imputed Valuation Based Selected Minority Buy-In Acquisitions Transaction Imputed Multiples Valuation IT HACA Mean Median Mean Median Selected Insurance Acquisitions 1-Day Prior Market Premium $50.07 21.4% 18.6% $60.80 $59.41 30-Day Prior Market Premium $46.55 26.4% 29.8% $58.86 $60.42 % Change from Initial Offer $60.00 11.4% 9.5% $66.84 $65.71 Selected Other Industry Acquisitions 1-Day Prior Market Premium $50.07 31.8% 31.9% $66.00 $66.05 30-Day Prior Market Premium $46.55 27.6% 16.1% $59.38 $54.05 % Change from Initial Offer $60.00 12.6% 12.4% $67.55 $67.43 33

Preliminary Valuation Analysis Discounted Cash Flow Implied Valuation Summary 12/31/12 E DC F Book Value Valuation (1) Des cr iption Per Shar e 1.0x BVPS 1.1x BVPS Cas e I - Managem ent Cas e w Net pre-tax investment yield of 3.75% on existing investments $78.25 $54.90 $60.29 w Net pre-tax investment yield of 3.0% on new money w Combined ratio of 96.5% in 2009 declining to 95.7% in 2012 w Pre-tax capital gains of $170 MM in 2010, $175 MM in 2011 and $180 MM in 2012 Cas e II — Higher Inves tm ent Yield w Gross pre-tax investment yield of 4.1% $80.11 $56.18 $61.70 w New money assumed to be invested in taxable bonds yielding 6.2% w Operating assumptions same as in management case w Capital gains same as in management case Cas e III - Capital Gains Equal to 15% of the Equity Por tfolio $86.46 $60.56 $66.52 w Operating assumptions same as in management case w Pre-tax capital gains equal to 15% on the equity portfolio ($329 million annually) Note: Data presented does not reflect the increase in book value of $1.27 per share from September 4, 2009 to September 11, 2009 (1) Assumes 11% discount rate and terminal book value multiples of 1.0x and 1.1x 34

Preliminary Valuation Analysis

Case I: Management Case

(Dollar values in millions, except per share data)

	For 6 Months Ending 12/31/09	For Years Ending December 31, 2009	2010	2011	2012	2009 - 2012 CAGR / Average
GAAP Net Income Available to Common	$189.3	$312.0	$373.5	$392.8	$411.4	*9.7%*
Growth %		*NM*	*19.7%*	*5.2%*	*4.7%*	
Operating Net Income Available to Common	$109.2	$260.7	$263.0	$279.1	$294.4	*4.1%*
Growth %		*NM*	*0.9%*	*6.1%*	*5.5%*	
Pre-tax Realized Gains	$123.1	$78.9	$170.0	$175.0	$180.0	
Pre-tax Investment Income	140.6	301.0	315.9	325.7	338.0	
Return on Average Equity	11.7%	10.2%	10.4%	9.9%	9.4%	*10.0%*
Operating Return on Average Equity	6.7%	8.5%	7.3%	7.0%	6.7%	*7.4%*
Diluted EPS	$3.22	$5.27	$6.36	$6.69	$7.00	*9.9%*
Diluted Operating EPS	$1.86	$4.41	$4.48	$4.75	$5.01	*4.4%*
Total Common Equity	$3,411.6	$3,411.6	$3,767.6	$4,160.4	$4,572.0	*10.3%* (1)
Growth %		*24.8%*	*10.4%*	*10.4%*	*9.9%*	
Common Equity per Share	$58.39	$58.39	$64.49	$71.21	$78.25	*10.3%* (1)
Dividend Per Common Share	$0.15	$0.30	$0.31	$0.32	$0.32	*2.5%*
Average Basic Shares (2)	58.5	58.8	58.4	58.4	58.4	
Average Diluted Shares (3)	58.7	59.2	58.7	58.7	58.7	

Notes:
Data presented does not reflect the increase in book value of $1.27 per share from September 4, 2009 to September 11, 2009
(1) Compounded annual growth rates for total common equity and total common equity per share calculated from December 31, 2009 through December 31, 2012
(2) Excludes Foreign RSUs and Options
(3) Includes Foreign RSUs and Options based on treasury stock method
Source: Management projections

35

SANDLER O'NEILL + PARTNERS, L.P.

Preliminary Valuation Analysis Case I: Management Case (Dollar values in millions, except per share data) PRESENT VA LUE PER SHA RE — Ter m inal Value at 12/31/2012 1.00x 1.10x Dis c ount 10.0% $55.77 $61.34 Rate 11.0% 54.03 59.43 12.0% 52.36 57.59 TO TA L PRESENT VA LU E PER SHA RE ( Inc luding Pr es ent Value of Dividends ) 1.00x 1.10x Dis c ount 10.0% $56.65 $62.22 Rate 11.0% 54.90 60.29 12.0% 53.21 58.44 Notes: Data presented does not reflect the increase in book value of $1.27 per share from September 4, 2009 to September 11, 2009 36

Preliminary Valuation Analysis

Case II: Management Case With Higher Re-Investment Yield

(Dollar values in millions, except per share data)

	For 6 Months Ending 12/31/09	For Years Ending December 31, 2009	2010	2011	2012	2009 - 2012 CAGR / Average
GAAP Net Income Available to Common	$194.9	$317.6	$402.2	$431.7	$461.0	13.2%
Growth %		*NM*	*26.7%*	*7.3%*	*6.8%*	
Operating Net Income Available to Common	$117.6	$263.6	$297.1	$323.3	$349.4	9.8%
Growth %		*NM*	*12.7%*	*8.8%*	*8.1%*	
Pre-tax Realized Gains	$123.1	$78.9	$170.0	$175.0	$180.0	
Pre-tax Net Investment Income	144.6	305.1	353.9	379.2	408.7	
Return on Average Equity	12.0%	10.3%	11.1%	10.7%	10.3%	10.6%
Operating Return on Average Equity	7.3%	8.6%	8.2%	8.0%	7.8%	8.2%
Weighted Average Diluted - EPS	$3.32	$5.37	$6.85	$7.35	$7.85	13.5%
Weighted Average Diluted - Operating EPS	$2.00	$4.46	$5.06	$5.50	$5.95	10.1%
Total Common Equity	$3,417.3	$3,417.4	$3,809.1	$4,230.3	$4,680.7	11.1% (1)
Growth %		*25.0%*	*11.5%*	*11.1%*	*10.6%*	
Common Equity per Share	$58.49	$58.49	$65.20	$72.41	$80.11	11.1% (1)
Dividend Per Common Share	$0.15	$0.30	$0.31	$0.32	$0.32	2.5%
Average Basic Shares (2)	58.5	58.8	58.4	58.4	58.4	
Average Diluted Shares (3)	58.7	59.2	58.7	58.7	58.7	

Notes:
Data presented does not reflect the increase in book value of $1.27 per share from September 4, 2009 to September 11, 2009
(1) Compounded annual growth rates for total common equity and total common equity per share calculated from 12/31/09 through 12/31/12
(2) Excludes Foreign RSUs and Options
(3) Includes Foreign RSUs and Options based on treasury stock method

37

SANDLER O'NEILL + PARTNERS, L.P.

Preliminary Valuation Analysis Case II: Management Case With Higher Re-Investment Yield (Dollar values in millions, except per share data) PRESENT VA LUE PER SHA RE — Ter m inal Value at 12/31/2012 1.00x 1.10x Dis c ount 10.0% $57.09 $62.79 Rate 11.0% 55.31 60.84 12.0% 53.60 58.96 TO TA L PRESENT VA LU E PER SHA RE ( Inc luding Pr es ent Value of Dividends ) 1.00x 1.10x Dis c ount 10.0% $57.97 $63.68 Rate 11.0% 56.18 61.70 12.0% 54.45 59.81 Notes: Data presented does not reflect the increase in book value of $1.27 per share from September 4, 2009 to September 11, 2009 38

Preliminary Valuation Analysis

Case III: Capital Gains Equal to 15% of Equity Portfolio

(Dollar values in millions, except per share data)

	For 6 Months Ending 12/31/09	For Years Ending December 31, 2009	2010	2011	2012	2009 – 2012 CAGR / Average
GAAP Net Income Available to Common	$241.0	$363.7	$509.5	$540.0	$570.3	16.2%
Growth %		*NM*	*40.1%*	*6.0%*	*5.6%*	
Operating Net Income Available to Common	$118.4	$264.5	$301.1	$331.5	$361.9	11.0%
Growth %		*NM*	*13.8%*	*10.1%*	*9.2%*	
Pre-tax Realized Gains	$192.7	$148.6	$328.9	$328.9	$328.9	
Pre-tax Net Investment Income	146.0	306.4	360.0	391.9	428.0	
Return on Average Equity	14.8%	11.7%	13.7%	12.8%	12.0%	12.5%
Operating Return on Average Equity	7.3%	8.5%	8.1%	7.8%	7.6%	8.0%
Weighted Average Diluted - EPS	$4.10	$6.15	$8.67	$9.19	$9.71	16.4%
Weighted Average Diluted - Operating EPS	$2.02	$4.47	$5.13	$5.64	$6.16	11.3%
Total Common Equity	$3,463.5	$3,463.5	$3,962.5	$4,492.0	$5,051.7	13.4% (1)
Growth %		*26.7%*	*14.4%*	*13.4%*	*12.5%*	
Common Equity per Share	$59.28	$59.28	$67.82	$76.88	$86.46	13.4% (1)
Dividend Per Common Share	$0.15	$0.30	$0.31	$0.32	$0.32	2.5%
Average Basic Shares (2)	58.5	58.8	58.4	58.4	58.4	
Average Diluted Shares (3)	58.7	59.2	58.7	58.7	58.7	

Notes:
Data presented does not reflect the increase in book value of $1.27 per share from September 4, 2009 to September 11, 2009
(1) Compounded annual growth rates for total common equity and total common equity per share calculated from 12/31/09 through 12/31/12
(2) Excludes Foreign RSUs and Options
(3) Includes Foreign RSUs and Options based on treasury stock method

39

SANDLER O'NEILL + PARTNERS, L.P.

Preliminary Valuation Analysis Case III: Capital Gains Equal to 15% of Equity Portfolio (Dollar values in millions, except per share data) PRESENT VA LUE PER SHA RE — Ter m inal Value at 12/31/2012 1.00x 1.10x Dis count 10.0% $61.61 $67.77 Rate 11.0% 59.69 65.65 12.0% 57.85 63.63 TO TA L PRESENT VA LUE PER SHA RE ( Inc luding Pr es ent Value of Dividends ) 1.00x 1.10x Dis count 10.0% $62.49 $68.65 Rate 11.0% 60.56 66.52 12.0% 58.70 64.48 Notes: Data presented does not reflect the increase in book value of $1.27 per share from September 4, 2009 to September 11, 2009 40

Preliminary Valuation Analysis Implied Present Value Based on Future Book Value Growth (3.5-Year Time Horizon) Assumptions 6/30/09 Book Value $51.90 2012E Book Value Multiple 1.00x Discount Rate 11% Implied Present 12/31/12E Implied Assumed Future Stock Value of Total Discount Book CAGR from Market Price at 1.00x Present Future Net (1) Rate Value 06/30/09 Multiple BV in 12/31/12E Value Dividends Value 11% $66.85 7.5% 1.00 x $66.85 $46.40 $0.87 $47.27 11% $72.45 10.0% 1.00 $72.45 $50.28 $0.87 $51.15 11% $78.25 12.4% 1.00 $78.25 $54.31 $0.87 $55.18 11% $84.65 15.0% 1.00 $84.65 $58.75 $0.87 $59.62 11% $98.24 20.0% 1.00 $98.24 $68.18 $0.87 $69.06 Notes: Data presented does not reflect the increase in book value of $1.27 per share from September 4, 2009 to September 11, 2009 Shaded row indicates Management Projections (1) Per share Total Net Value does not reflect dilutive impact of options and foreign restricted shares. 41

III. Supplemental Data and Merger Consequences Analysis

Supplemental Data and Merger Consequences Analysis

Investment Portfolio at Fair Value

(Dollar values in millions)

	ITHACA [1]	Mean	Median	RE [1]	TRH	ACGL	AXS	PRE	RNR [1]	AWH [1]	AHL	ENH	VR	PTP	IPCR	MRH	MXGL	AGII	FSR [1]
Investment Portfolio																			
Total Invested Assets	$6,952	$5,992	$5,284	$6,039	$10,965	$10,650	$8,970	$11,348	$6,176	$6,653	$5,284	$4,180	$3,140	$4,049	$2,036	$2,260	$4,052	$4,077	$1,359
Fixed Income	64.0%	90.7%	92.3%	100.0%	90.1%	89.2%	98.9%	94.8%	68.5%	98.0%	93.6%	97.1%	89.7%	99.9%	83.8%	92.3%	89.2%	75.8%	79.3%
Government and Agency [2]	15.5%	17.3%	18.2%	11.7%	2.6%	12.1%	19.9%	3.4%	15.9%	22.8%	27.4%	21.8%	31.7%	19.6%	14.0%	29.7%	9.4%	18.2%	32.1%
Mortgage and Asset Backed	1.3%	26.6%	27.4%	7.6%	4.5%	35.0%	39.4%	25.5%	23.6%	32.3%	26.5%	48.8%	27.6%	35.8%	5.2%	33.8%	26.4%	27.4%	8.5%
Corporate	12.0%	25.9%	27.1%	17.3%	19.8%	27.1%	29.9%	34.0%	27.5%	32.0%	39.5%	24.2%	25.1%	17.5%	17.1%	27.8%	36.4%	12.7%	31.3%
States and Municipalities	35.2%	13.1%	5.2%	63.3%	63.2%	8.1%	6.3%	0.0%	0.0%	5.2%	0.2%	2.4%	0.3%	16.0%	11.5%	1.1%	1.0%	17.5%	0.0%
Non-Government and Other	0.0%	5.7%	1.6%	0.0%	0.0%	6.9%	3.4%	0.0%	1.6%	5.8%	0.0%	0.0%	5.0%	10.9%	36.0%	0.0%	16.0%	0.0%	7.3%
Equities	27.7%	2.7%	0.1%	0.0%	4.5%	0.0%	1.1%	4.6%	0.0%	0.0%	0.0%	0.4%	0.0%	0.1%	16.2%	7.7%	0.0%	6.0%	0.3%
Short-Term and Other	8.2%	6.6%	2.5%	0.0%	5.4%	10.8%	0.0%	0.6%	31.5%	2.0%	6.4%	2.5%	10.3%	0.0%	0.0%	0.0%	10.8%	18.2%	20.5%
Total	100.0%			100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Fixed Income by Rating																			
Total Fixed Income	$3,933	$5,671	$4,059	$10,760	$9,875	$9,503	$8,873	$10,660	$2,997	$6,032	$4,944	$4,059	$2,817	$4,046	$1,706	$2,087	$3,616	$3,092	$784
AAA / AA / A	91.6%	93.9%	95.8%	87.4%	98.4%	93.8%	90.5%	85.0%	95.8%	97.3%	97.0%	98.6%	95.2%	98.4%	98.7%	83.1%	93.4%	96.5%	96.1%
BBB	NA	4.1%	2.6%	11.2%	1.0%	2.8%	NA	12.0%	2.2%	2.6%	NA	0.8%	0.7%	0.9%	0.9%	10.9%	4.1%	3.5%	3.9%
Below Investment Grade and Other	8.4%	2.1%	2.0%	1.4%	0.5%	3.4%	NA	3.0%	2.0%	0.2%	NA	3.6%	4.1%	0.8%	0.4%	6.0%	2.5%	0.0%	0.0%
	100.0%			100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	103.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Notes:
Financial data as of June 30, 2009
Above table excludes all cash
(1) Fixed income ratings data as of December 31, 2008, most recent available data
(2) Includes U.S. and foreign government securities
Source: SNL Financial, Company Filings

43

SANDLER O'NEILL + PARTNERS, L.P.

Supplemental Data and Merger Consequences Analysis

Shareholder Ownership

(Dollar values and share amount in millions)

Institutional Shareholders	Position	Market Value	% Ownership
Hamblin Watsa Investment Counsel Ltd.	42.40	$2,129.7	71.89%
Marshfield Associates	2.72	136.8	4.62
Dimensional Fund Advisors, Inc.	1.32	66.2	2.23
Aronson & Johnson & Ortiz LP	1.28	64.2	2.17
Renaissance Technologies LLC	1.17	58.7	1.98
Vanguard Group, Inc.	0.84	42.4	1.43
Barclays Global Investors NA	0.44	21.9	0.74
Madison Investment Advisors, Inc.	0.41	20.8	0.70
DFA US Large Cap Value Portfolio	0.35	17.3	0.59
DFA Tax-Managed US Small Cap Value Portfolio	0.29	14.4	0.49
Northern Trust Investments	0.29	14.3	0.48
Hennessy Advisors	0.27	13.5	0.46
Harris Investment Management, Inc.	0.23	11.6	0.39
Highland Capital Management LP	0.22	11.2	0.38
Vanguard Mid Cap Index Fund	0.21	10.5	0.35
Susquehanna Investment Group LLC	0.20	10.1	0.34
Vanguard Total Stock Market Index Fund	0.19	9.6	0.32
Hennessy Focus 30 Fund	0.19	9.6	0.32
Transamerica Partners Large Value Portfolio	0.18	9.0	0.30
State Street Global Advisors	0.17	8.6	0.29
Thompson, Siegel & Walmsley LLC	0.17	8.3	0.28
DWS Large Cap Value Fund	0.16	8.2	0.28
Barclays Global Investors Ltd. (UK)	0.16	8.0	0.27
Goldman Sachs & Co.	0.15	7.5	0.25
Vanguard Extended Market Index Fund	0.13	6.7	0.23
Norges Bank Investment Management	0.13	6.6	0.22
AQR Capital Management LLC	0.13	6.6	0.22
CREF Stock Account	0.13	6.5	0.22
DFA Tax-Managed US Marketwide Value Portfolio	0.13	6.3	0.21
RBC Capital Markets Equity Research	0.12	6.2	0.21
The Government Pension Fund - Global	0.12	6.2	0.21
RiverSource Investments LLC	0.12	5.9	0.20
OppenheimerFunds, Inc.	0.12	5.8	0.20
Loomis, Sayles & Co. LP	0.11	5.7	0.19
Diamondback Capital Management LLC	0.11	5.6	0.19
TIAA-CREF Asset Management LLC	0.11	5.6	0.19

Institutional Shareholders (cont'd)	Position	Market Value	% Ownership
Hennessy Cornerstone Growth Fund	0.10	$5.1	0.17%
The California Public Employees Retirement System	0.09	4.7	0.16
Vanguard Strategic Equity Fund	0.09	4.7	0.16
Centaur Capital Partners LP	0.09	4.7	0.16
DFA US Targeted Value Portfolio	0.09	4.4	0.15
Credit Suisse (United States)	0.09	4.3	0.15
Fidelity Invt. Funds	0.08	4.2	0.14
Concert Wealth Management, Inc.	0.08	4.1	0.14
Mosaic Mid Cap Fund	0.08	3.9	0.13
Royce Total Return Fund	0.08	3.9	0.13
Mercier Vanderlinden Asset Management	0.08	3.8	0.13
Merclin SICAV - Global Equity	0.08	3.8	0.13
Royce & Associates LLC	0.07	3.5	0.12
DFA US Core Equity 2 Portfolio	0.06	3.1	0.11
Ohio Public Employees Retirement System	0.06	3.0	0.10
Vanguard Growth Index Fund	0.06	2.8	0.10
Other Institutional Owners (397)	3.64	182.7	6.06
Total Institutional and Mutual Fund Owners	**60.38**	**$3,032.8**	**102.28%**

Management and Insider Shareholders	Position	Market Value	% Ownership
Barnard Andrew Acheson	0.52	$26.1	0.88%
Young Brian D	0.19	9.7	0.33
Wacek Michael G	0.12	6.2	0.21
Donovan R Scott	0.07	3.4	0.12
Smith Donald Lee	0.03	1.4	0.05
Jpmorgan Partners Llc	0.02	1.0	0.04
Narciso Anthony J Jr	0.02	1.0	0.03
Dowd James F	0.01	0.7	0.02
Griffiths Anthony F	0.01	0.3	0.01
Sweitzer Brandon W	0.00	0.1	0.01
Kenny Patrick W	0.00	0.1	0.00
Wolff Paul Martin	0.00	0.1	0.00
Bennett Peter M	0.00	0.0	0.00
Management and Insider Shareholders	**1.00**	**$50.2**	**1.69%**

Notes:
As of September 4, 2009
Due to options and potential double counting in the SEC filings the total ownership may be greater than 100%
Source: SNL Financial, FactSet

44

SANDLER O'NEILL + PARTNERS, L.P.

Supplemental Data and Merger Consequences Analysis

Ratings for Comparable Publicly-Traded Companies

Company	Current S&P Ratings Senior Unsecured	Current S&P Ratings Financial Strength	Current Moody's Ratings Senior Unsecured	Current Moody's Ratings Financial Strength	A.M. Best's Financial Strength	(Debt + Pref.)/ Total Capital	Total Equity/ Total Assets	Premiums Written/ Capital & Surplus (1)
ITHACA	BBB-	A-	Baa3	A3	A-	15.6%	30.2%	0.69x
Direct Peers								
Everest Re Group Ltd.	BBB+	A+	A3	Aa3	A+	15.6%	32.0%	0.77x
TransAtlantic Holdings Inc.	BBB+	A+	A3	Aa3	A	16.4	25.2	1.16
Reinsurance Composite								
Arch Capital Group Ltd.	BBB+	A (Pos.)	Baa1	A2	A	16.4	22.3	0.84
Axis Capital Hldgs Ltd.	A-	A+	Baa1	A2	A	9.2	31.9	0.52
PartnerRe Ltd.	A	AA- (Neg.)	A2	Aa2	A+	19.7	25.0	
Allied World Assurance Co. Holdings Ltd.	BBB	A-	Baa1	A2	A	15.4	28.5	0.41
Aspen Insurance Holdings Ltd.	BBB+	A	Baa2	A2	A	18.7	32.6	0.64
Endurance Specialty Holdings Ltd.	BBB+	A	Baa1	A2	A	21.9	28.2	0.66
Platinum Underwriters Holdings Ltd.	BBB	Not rated	Not rated	None	A	11.3	39.3	0.54
Max Capital Group Ltd.	BBB	A-	Baa2	A3	A-	12.6	18.7	0.70
Other Reinsurance Companies								
RenaissanceRe Holdings Ltd.	A	A+	Baa1	A2	A	28.5	31.3	0.42
Validus Holdings Ltd.	BBB-	Not rated	Baa2	A3	A-	12.4	43.0	0.62
Montpelier Re Holdings Ltd. (2)	BBB	A-	Not rated	Not rated	A-	17.2	50.8	0.03
Argo Group International Holdings Ltd.	BBB- (3)	A-	Not rated	Not rated	A	20.6	21.1	0.00
Flagstone Reinsurance Holdings Ltd.	Not rated	Not rated	Baa3	A3	Not rated	18.7	41.2	0.53
					Mean	17.0%	31.4%	0.56x
					Median	16.4	31.3	0.58

Notes:
(1) For the full year ended December 31, 2008
(2) Premiums written to capital and surplus data shown is for Montpelier US Insurance Co. only
(3) Reflects the issuer credit rating
Source: SNL Financial, Company Filings

45

SANDLER O'NEILL + PARTNERS, L.P.

Supplemental Data and Merger Consequences Analysis Pro Forma Financial Consequences — No intangibles assumed created as a result of this transaction; all excess price paid over the book value assumed to create goodwill — ITHACA 2009E and 2010E earnings based on management projections - FOSTERS 2009E and 2010E earnings based on pre-equity raise First Call Consensus Mean estimates Indicative Price per Share $60 .00 $ 62.50 $63.00 $65.00 Aggregate Value $97 9.6 $1,020.6 $1,028.8 $1,061.5 Multiple of Adjusted 06 /30/09 Book Value (1) 1 .06x 1.10x 1.11x 1.15x Goodwill Created $72.8 $113.8 $122.0 $154.7 FOSTE RS 2009 Est. EPS $27.88 $27.36 $27.34 $27.33 $27.32 $ Accretion (Dilution) ($0.5 2) ($0.54) ($0.55) ($0.56) % Accretion (Dilution) (1.9%) (1.9%) (2.0%) (2.0%) 2010 Est. EPS $35.59 $34.15 $34.11 $34.10 $34.07 $ Accretion (Dilution) ($1.4 4) ($1.48) ($1.49) ($1.52) % Accretion (Dilution) (4.0%) (4.2%) (4.2%) (4.3%) 6/30/09 Book Value Per Share $315.91 $319.48 $319.48 $319.48 $319.48 $ Accretion (Dilution) $3.5 7 $3.57 $3.57 $3.57 % Accretion (Dilution) 1 .1% 1.1% 1.1% 1.1% 6/30/09 Tangible Book Value Per Share $297.83 $300.38 $298.36 $297.96 $296.35 6/30/09 (Debt + Preferred) / Total Capitalization 23.8% 23.8% 23.8% 23.8% 23.8% Notes: (1) June 30, 2009 book value adjusted to reflect unrealized gains through September 11, 2009 46